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                                                                 EXHIBIT 10.26.1


             AMENDMENT TO EXECUTIVE/MANAGEMENT EMPLOYMENT AGREEMENT


This Amendment is made as of October 1, 2003 by and among Alon USA GP, LLC ("Employer") and Harlin R. Dean ("Executive").

Whereas, the Employer and Executive entered into that certain
Executive/Management Employment Agreement dated as of October 1, 2002 (the "Employment Agreement"); and

Whereas, it is necessary to amend the Employment Agreement to revise the base salary and target bonus amount of the Executive to compensate for additional provisions related to the title and capacity of the Executive.

Now therefore, the parties agree as follows:

1. Base Compensation as set forth in Section 2(a) of the Employment Agreement, shall be $245,000 per year.

2. Target Bonus Amount as set forth in Section 2(b) of the Employment Agreement, shall be sixty five percent (65%) of base compensation.

3. Except as set forth in this Amendment, nothing contained herein is intended to modify or otherwise affect the terms and conditions of the Employment Agreement which shall remain in full force and effect.

In witness whereof, the parties have caused this Amendment to be executed and delivered as of the date first written above.



                                         Alon USA GP, LLC



                                         By:   /s/ Jeff D. Morris
                                               ---------------------------------

                                         Name:
                                               ---------------------------------


                                         Executive: /s/ Harlin R. Dean
                                                    ----------------------------